Exhibit 10.25

EXECUTION VERSION

SETTLEMENT AGREEMENT

This settlement agreement (the “Agreement”), by and among SSG Advisors, LLC (“SSG”), Chiron Financial LLC (“Chiron”) (SSG, together with Chiron, the “Plaintiffs”) and Daybreak Oil and Gas, Inc. (“Daybreak”), Maximilian Resources, LLC (“Maximilian”), Platinum Partners Credit Opportunities Master Fund, LP, improperly named as Platinum Partners LP, (“Platinum”), and Zach Weiner (“Weiner”) (Daybreak, together with, Maximilian, Platinum, and Weiner, the “Defendants”) (Defendants, together with Plaintiffs, the “Parties”), in SSG Advisors, LLC v. Daybreak Oil and Gas, Case No, 2016-79687, pending in the 215th Judicial District of Harris County, Texas, sets forth the terms upon which the Parties have agreed to settle the Plaintiff’s claims against the Defendants.

RECITALS

WHEREAS, on September 9, 2016, the Plaintiffs and Daybreak executed an engagement agreement (the “Engagement Agreement”), and

WHEREAS, on November 17, 2016, the Plaintiffs made a demand on Defendants for payment of amounts purportedly due and owing under the Engagement Agreement, and commenced the above-referenced action against Defendants (the “Lawsuit”), alleging that Daybreak breached the Engagement Agreement and alleging that Maximilian, Platinum, and Weiner tortuously interfered with Plaintiffs’ contract with Daybreak (the “Plaintiff’s Claims”);

WHEREAS, the Defendants deny liability; and

WHEREAS, the Parties have determined to resolve their disputes on the terms and subject to the conditions set forth in this Agreement; and

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is stipulated and agreed by and between the Parties, as follows:

1.

The recitals set forth above are incorporated herein by reference.

2.

Consideration: In full and final settlement and satisfaction of the Plaintiffs’ Claims and all other claims or losses of whatsoever kind or character that the Plaintiffs have, or may ever have had, against any Defendant, Daybreak, on behalf and for the benefit of itself and all other Defendants shall pay to the Plaintiffs, as consideration for this Agreement, the sum of $215,000 (the “Settlement Sum”). The Settlement Sum shall be payable by wire transfer to the account identified on Exhibit 1 (the “Payment”). The Settlement Sum consists of the only payments to be made to Plaintiffs. No Further Payments will be made other than the ones outlined above.

3.

Releases:

a.

Release of Defendants. Effective upon the Plaintiffs’ receipt of a fully executed copy of this Agreement and the Payment, the Plaintiffs, on behalf of themselves, and each of their predecessors, successors, parents, subsidiaries, divisions, affiliates, assigns, and any of their current or former agents, directors, officers, employees, consultants, committees, fiduciaries, representatives, attorneys, and all persons and entities acting by, through, under or in concert with any of them currently or in the past, release, acquit, and discharges the Defendants, and their successors and assigns, and each of their predecessors, parents, subsidiaries, divisions, affiliates, and any of their current or former agents, directors, officers, employees, consultants, committees, fiduciaries, representatives, and attorneys of and from the Plaintiffs’ Claims and any and all known and unknown charges, complaints, claims, grievances, liabilities, obligations, promises, agreements, damages, actions, causes of action, suits, rights, demands, costs, losses, debts, penalties, fees, expenses (including attorneys' fees and costs actually incurred) and punitive damages, of any nature whatsoever, known or unknown, and whether asserted or unasserted, which any Plaintiff has, or may have had, against any Defendant, whether or not apparent or yet to be discovered, or which may hereafter develop, for any acts or omissions related to or arising from the Plaintiff’s Claims and the Engagement Agreement or any other business dealings between any Plaintiff and Daybreak on or prior to the date hereof; provided, however, that nothing contained herein shall be deemed to release any obligations the Defendants have under this Agreement.

b.

Release of Plaintiffs. Effective upon the Defendants’ receipt of a fully executed copy of this Agreement, each of the Defendants, on behalf of himself or itself, and its or his predecessors, successors, parents, subsidiaries, divisions, affiliates, assigns, and any of its current or former agents, directors, officers, employees, consultants, committees, fiduciaries, representatives, attorneys, and all persons and entities acting by, through, under or in concert with it currently or in the past, release, acquit, and discharges the Plaintiffs, and their successors and assigns, of and from any and all known and unknown charges, complaints, claims, grievances, liabilities, obligations, promises, agreements, damages, actions, causes of action, suits, rights, demands, costs, losses, debts, penalties, fees, expenses (including attorneys' fees and costs actually incurred) and punitive damages, of any nature whatsoever, known or unknown, and whether asserted or unasserted, which it has, or may have had, against any Plaintiff, whether or not apparent or yet to be discovered, or which may hereafter develop, for any acts or omissions related to or arising from the Plaintiff’s Claims and the Engagement Agreement or any other business dealings between any Plaintiff and Daybreak on or prior to the date hereof;  provided, however, that nothing contained herein shall be deemed to release any obligations the Plaintiffs have under this Agreement.

4.

Release Binding: The Agreement shall be binding on the Parties and their administrators, representatives, executors, successors, parents, subsidiaries, divisions, affiliates, and any of their current or former agents, directors, officers, employees, consultants, committees, fiduciaries, representatives, attorneys, and all persons and entities acting by, through, under or in concert with any of them currently or in the past, and shall inure to the benefit of their, administrators, representatives, executors, successors, parents, subsidiaries, divisions, affiliates, and any of their current or former agents, directors, officers, employees, consultants, committees, fiduciaries, representatives, attorneys, and all persons and entities acting by, through, under or in concert with any of them currently or in the past. Further, each party represents and warrants that it currently knows of no existing act or omission by any other party that may constitute a claim or liability excluded from the release in Section 3 above.

5.

Knowing and Voluntary Release: Each person signing this Agreement represents and warrants that he/she has been duly authorized and has the requisite authority to execute and deliver this Agreement on behalf of such party, to bind his or her respective client or clients to the terms and conditions of this Agreement, if applicable, and to act with respect to the rights and claims that are being altered or otherwise affected by this Agreement. Further, the Parties represent and agree that they have knowingly and voluntarily entered into this Agreement, that they have been given a reasonable period of time to discuss all aspects of this Agreement and the effect of the Agreement with their attorneys, and that they fully understand all of the provisions of the Agreement.

6.

No Admission of Wrongdoing: The Parties acknowledge that this Agreement is a compromise of disputed claims and that neither admits, and each expressly denies, any liability on its part.

7.

Dismissal of Lawsuit: Promptly upon the Plaintiff’s receipt of (i) the Initial Payment; and (ii) the Parties’ receipt of a fully executed copy of this Agreement, the Plaintiff shall file a stipulation of dismissal of the Lawsuit with prejudice and take whatever other actions are necessary to ensure that the Lawsuit is dismissed in its entirety as to all the Defendants, with prejudice and without costs or fees, including without limitation the filing of a notice of non-suit with prejudice of the lawsuit within three days of their receipt of the Initial Payment.

8.

Termination of Engagement Agreement:  For the avoidance of doubt, the Engagement Agreement, including any and all terms of the Engagement Agreement that by their terms survive termination of such agreement, is terminated effective upon the Plaintiff’s receipt of (i) the Initial Payment; and (ii) the Parties’ receipt of a fully executed copy of this Agreement.

9.

Confidentiality: The Parties agree to keep the terms of this Agreement and all confidential or proprietary information of, in the case of the Plaintiffs, the Defendants, and in the case of the Defendants, the Plaintiffs, and in its possession completely confidential (such information, “Confidential Information”). The Parties agree that they will not disclose the contents of this Agreement, including the amounts of monetary payments, or any other Confidential Information to anyone other than their respective legal and financial advisors, pursuant to an appropriate order from a court or other entity with competent jurisdiction, or pursuant to applicable law, rule or regulation, including but not limited to securities law disclosure requirements. Nothing in this Section 9 of the Agreement shall be construed to limit a Party’s right to bring an action to enforce the terms of this Agreement.

10.

Taxes. The Plaintiffs shall be solely responsible for, and are legally bound to make payment of, any taxes determined to be due and owing (including penalties and interest related thereto) by it to any federal, state, local or regional taxing authority as a result of the payment of the Settlement Sum.

11.

No Transfers or Assignments: The Parties represent that they have not transferred or assigned to any person or entity any claim related to this Agreement or any portion thereof, or any interest therein.

12.

Forum and Construction; Venue: This Agreement shall, in all respects, be interpreted, enforced, and governed under the laws of the State of Texas, and the Parties waive the application of any conflicts of laws principles of any and all states or other jurisdictions.  The language of this Agreement shall, in all cases, be construed as a whole, according to its fair meaning, and not strictly for, or against, any of the Parties. Further, the Parties agree that any action relating to enforcement of this Agreement shall be brought in the state or federal courts of Harris County, Texas.

13.

Enforceability: In the event that an action is commenced by any party to enforce the provisions of this Agreement, the prevailing party shall be entitled to an award, in addition to any other claims or damages, of its costs and expenses including attorney’s fees in connection with said action.

14.

New or Different Facts: No Effect. Except as provided herein, this Agreement shall be, and remain, in effect despite any alleged breach of this Agreement or the discovery or existence of any new or additional fact, or any fact different from that which any Party now knows or believes to be true.

15.

Severability: Should a court declare or determine that any provision of this Release is illegal or invalid, the validity of the remaining parts, terms or provisions of this Release will not be affected and any illegal or invalid part, term, or provision will be deemed to not be a part of this Agreement.

16.

Execution: This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall deemed one and the same instrument.

17.

Entire Agreement; Modification: This Agreement sets forth the entire agreement between the Parties pertaining to the subject matter in this Agreement, and fully supersedes any and all prior agreements or understandings between the Parties pertaining to the subject matter in this Agreement. No modification of this Agreement will be valid unless it is in writing identified as an amendment to the Agreement and is signed by all of the Parties.

18.

Closing: The settlement shall be conditioned upon, and closed, simultaneously by the exchange of the consideration to be paid with the executed Agreement. In the event the consideration is not funded, then the Agreement is void and without effect.

*The remainder of the page has been left intentionally blank.  The signature page follows.*

Dated: December 23, 2016.

SSG ADVISORS, LLC

By:
/s/ MARK E. CHESEN
	Name:	Mark E. Chesen
	Title:	Managing Director

CHIRON FINANCIAL LLC

By:
/s/ JAY H. KRASOFF
	Name:	Jay H. Krasoff
	Title:	Manager

DAYBREAK OIL AND GAS, INC.

By:
/s/ JAMES F. WESTMORELAND
	Name:	James F. Westmoreland
	Title:	President

PLATINUM PARTNERS CREDIT OPPORTUNITIES MASTER FUND, LP.

By:
/s/ BURT SCHWARTZ, as Receiver
	Name:	Burt Schwartz
	Title:	Receiver

MAXIMILIAN RESOURCES, LLC

By:
/s/ BURT SCHWARTZ, as Receiver
	Name:	Burt Schwartz
	Title:	Receiver

ZACH WEINER

By:
/s/ ZACH WEINER
	Name:	Zach Weiner

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